EXHIBIT 10.9

NON-CIRCUMVENTION/ FINDER'S FEE AGREEMENT

     This Non-circumvention Agreement is made and entered into this 18th day of September, 2000 by and between David Penney & Associates ("Finder") and L.L. Brown Intemational Inc. a corporation ("the company").

  RECITALS:

     Whereas, Finder has the ability to locate possible merger and acquisition candidates, as well as sources of financing, including accredited investors, for the Company; and

     Whereas, the Company a public company listed on the OTC: OB exchange OR a Private company, and is interested in being introduced to these acquisition candidates and sources of financing and is willing to compensate Finder for his efforts on its behalf, and

     Whereas, Finder does not want the Company to circumvent him by attempting to deal directly with the acquisition candidates and financing sources, thereby depriving Finder of his opportunity to receive compensation for his involvement in introducing the Company to these parties.

     NOW, TBEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. If the Company determines to conduct business with either the acquisition candidates or financing sources it meets through the efforts of the Finder, then the Company agrees to reimburse Finder for his business expensed incurred in locating and introducing the Company to these entities. Such expense shall include, but not be limited to, travel, telephone and food expensed for which he has receipts. All expensed must be pre approved by the Company.

2. In return for Finder's introduction o f these entities to the Company, the Company agrees that Finder shall be entitled to a fee of ten percent(10 %) of the financing (equity) obtained or ten percent (10 %) of the total value of the stock to be exchanged. If restricted stock is issued, it shall have piggry-back registration rights with the Company's first registration statement filed following financing. The stock percentage to be issued shall be based upon what the Company's capitalization will be after the proposed transaction occurs.

3.   Non-Circumvention and Liquidation Damages

     The company expressly agrees not to attempt, in any way or manner, to circumvent or deny Finder's interest in these entities. The Company expressly acknowledges that it is obligated to pay finders in accordance with the provision of Paragraph 2 if it does any business with these entities, not withstanding the fact that the terms and conditions may vary from those enumerated herein.

4.   Assignability

     Finder shall have the right to assign this Agreement but shall provide notice of any assignment to the Company.

5.   Confidentiality

     All information disclosed between the parties shall be deemed confidential.

6.   Remedies

     In the event of the actual or threatened breach of the provisions of this Agreement by a party, the other party shall have the right to obtain injunctive Relief and/or specific performance and to seek any other remedy available to it.

7.   Law, Venue, Jurisdiction

     This agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Califomia.

8.   Severability

     If any provisions of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

9.   Counterparts

     This Agreement may be executed in several counterparts, and all of such counterparts taken together shall be deemed to be one Agreement.

10.  Attorneys' Fees

     If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

11.  Waiver of Breach

     The waiver by any party of a breach of any provision of this Agreement shall not operate, be construes as, a waiver of any subsequent breach by any party.


IN WITNESS WHEROF, The parties execute this Agreement as of the date set Forth above.


                                   Finder: David Penney & Associates
                                   By:   /s/ David Penney

Witness:________________________


                                   The Company:
                                   L.L. Brown International, Inc.
                                   By: /s/ Lester L. Brown

Witness:_______________________